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                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      ENHANCE FINANCIAL SERVICES GROUP INC.
                                      UNDER
                   SECTION 807 OF THE BUSINESS CORPORATION LAW


        WE, THE UNDERSIGNED, Daniel Gross and Samuel Bergman, being respectively the President and Secretary of ENHANCE FINANCIAL SERVICES GROUP INC., a New York corporation (the "Corporation"), HEREBY CERTIFY as follows:

        (1) The name of the Corporation is Enhance Financial Services Group Inc. The Corporation was formed under the name Enhance Financial Services, Inc.

        (2) The Certificate of Incorporation of the Corporation was originally filed by the Department of State of the State of New York on December 4, 1985.

        (3) The text of the Certificate of Incorporation of the Corporation is hereby changed to effect the following change:

                        The certificate of incorporation of the Corporation is hereby amended by replacing the post office address in Article FIFTH to which the Secretary of State shall mail a copy of any process against the Corporation which may be served upon him with 335 Madison Avenue, New York, New York 10017, Attn: President.

        (4) The text of the certificate is hereby further changed to read as herein set forth in full:


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                             -----------------------

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      ENHANCE FINANCIAL SERVICES GROUP INC.
                                      UNDER
                   SECTION 807 OF THE BUSINESS CORPORATION LAW

                             -----------------------


        FIRST. The name of the Corporation is ENHANCE FINANCIAL SERVICES GROUP INC.


        SECOND. The purposes for which the Corporation is formed are:

(1) To purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation," including but not limited to directing the operations of other corporations through the ownership of stock therein. To purchase, subscribe, for, acquire, own, hold, sell, exchange, assign, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any political subdivision thereof or any other state or district or county, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or county or subdivision or municipality thereof. To issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned. To promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation; and

(2) To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York; PROVIDED, HOWEVER, that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

        THIRD. The office of the Corporation is to be located in the City of New York, County of New York, State of New York.

        FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is 105,000,000 of which 5,000,000 shares of the par value of $.01 per share shall be designated "Preferred Stock" and 100,000,000 shares of the par value $.10 per shall be designated "Common Stock." Authority is hereby expressly granted to the board of directors, at any time and from time to time, to issue the preferred stock as Preferred Stock of any series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series and the designation and the voting, dividend, liquidation and other rights, preferences and limitations of such series, to the fullest extent now or hereafter permitted by the laws of the State of New York.

        FIFTH. The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any process against the Corporation which may be served upon him is 335 Madison Avenue, New York, New York 10017, Attn: President.


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        SIXTH. Directors may be removed with or without cause as provided in the
By-Laws.

        SEVENTH. (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages (including, without limitation, any judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any breach of duty in such capacity, except to the extent a judgment or other final adjudication adverse to the director establishes that the director is liable for:

                (i) acts or omissions in bad faith or involving intentional misconduct or a knowing violation of law;

                (ii) financial profit or other advantage personally gained by such director to which such director was not legally entitled; or

                (iii) acts in violation of Section 719 of the New York Business Corporation Law.

        (b) Each person who serves as a director of this Corporation while this
Article is in effect shall be deemed to be doing so in reliance on the provisions of this Article and neither the amendment or repeal of this Article, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article, shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption or an inconsistent provision. The provisions of this Article are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of this Corporation, as such, whether such limitations or eliminations arise under or are created by any stature, rule or law, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

        EIGHTH. No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for, purchase, or receive any shares of the Corporation of any class, or any securities convertible into, exchangeable for, or carrying a right or option to purchase its shares of any class, whether now or hereafter authorized and whether issued, sold, or offered for sale by the Corporation for cash or other consideration or by way of dividend, split of shares, or otherwise.

        (5) The change to the certificate of incorporation of the Corporation was authorized by the Board of Directors of the Corporation in accordance with Section 803(b)(2) of the Business Corporation Law, and this restatement of the certificate of incorporation was authorized by the Board of Directors of the Corporation in accordance with Section 807(a) of the Business Corporation Law, each on June 3, 1999.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed on the 30th day of June 1999, and the statements herein are affirmed as true under penalties of perjury.


                                  /s/ Daniel Gross
                                  Daniel Gross
                                  President


                                  /s/ Samuel Bergman
                                  Samuel Bergman
                                  Secretary


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